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                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in this registration statement on Form S-11 (File No. 333-25279) of our report dated May 1, 1997, on our audits of the combined financial statements and financial statement schedule of the Boston Properties Predecessor Group. We also consent to the references to our firm under the caption "Experts".

                                          Coopers & Lybrand L.L.P.

Boston, Massachusetts

June 16, 1997